UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 6, 2021
OPKO Health, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33528	75-2402409
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Blvd.	Miami,	Florida	33137
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (305) 575-4100

Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OPK	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 1.01.	Entry into a Material Definitive Agreement.
The disclosure contained in Item 3.02 of this Current Report on Form 8-K is incorporated by reference in this Item 1.01.

ITEM 3.02.	Unregistered Sales of Equity Securities.
On May 6, 2021, OPKO Health Inc., a Delaware corporation (the “Company”), entered into exchange agreements (the “Exchange Agreements” and each an “Exchange Agreement”) with certain noteholders (the “Noteholders”) of the Company’s 4.50% Convertible Senior Notes due 2025 (the “2025 Notes”), pursuant to which the Noteholders have agreed to exchange (the “Exchange”) $55.42 million in aggregate principal amount of the Company’s outstanding 2025 Notes (the “Exchanged Notes”) for shares of the Company’s common stock, par value $0.01 per share (“Common Stock”). Pursuant to the Exchange Agreements, the number of shares of Common Stock to be issued by the Company to the Noteholders upon consummation of the Exchange (the “Offered Shares”) will be determined based upon a volume-weighted-average-price per share of Common Stock, subject to a floor of $3.50 per share, during a four-trading-day averaging period, commencing on the trading day immediately following the date of each Exchange Agreement. The Company has agreed to pay the Noteholders accrued and unpaid interest on the Exchanged Notes in cash. The offer and sale of the Offered Shares is being made pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended, as the Exchange is being effected between the Company and existing security holders, and no commission or other remuneration is being paid or given directly or indirectly for soliciting the Exchange.
The foregoing description of the Exchange Agreements is only a summary and is qualified in its entirety by reference to the full text of the form of Exchange Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference in Item 1.01 and Item 3.02.

ITEM 8.01.	Other Events.
As previously reported, in connection with the Company’s original issuance of its $200.0 million aggregate principal amount of the 2025 Notes, the Company entered into a share lending agreement, dated as of February 4, 2019 (the “Share Lending Agreement”), together with Jefferies Capital Services, LLC (the “Share Borrower”), under which the Company agreed to lend to the Share Borrower up to 30.0 million shares of Common Stock. As previously reported, on February 7, 2019, the Company issued 29.25 million shares of Common Stock and loaned them to the Share Borrower under the Share Lending Agreement. The Company currently expects that, upon consummation of the Exchange, there will be a pro rata reduction in the outstanding borrowed shares of Common Stock.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Form of Exchange Agreement, dated as of May 6, 2021, by and between OPKO Health Inc. and the applicable Noteholder.
104	Cover Page Interactive Data File-the cover page XBRL tags are embedded within the Inline XBRL document

Exhibit Index

Exhibit No.	Description

10.1	Form of Exchange Agreement, dated as of May 6, 2021, by and between OPKO Health Inc. and the applicable Noteholder.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPKO Health, Inc.

	By:	/s/ Adam Logal
Date: May 7, 2021	Name:	Adam Logal
	Title:	Sr. Vice President, CFO